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                                                                    Exhibit 21.1

                    MATERIAL SUBSIDIARIES OF AQUANTIVE, INC.
                                 March 10, 2005


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NAME OF SUBSIDIARY                                                     JURISDICTION OF INCORPORATION

Atlas DMT LLC                                                          New York

Avenue A LLC                                                           New York

aQuantive Paymaster, LLC                                               New York

Drive Performance Media LLC                                            New York

Atlas Europe Ltd. (formerly TechnologyBrokers Ltd.)                    United Kingdom

MediaBrokers Ltd.                                                      United Kingdom

NetConversions, Inc.                                                   Delaware

Avenue A/Razorfish Philadelphia, Inc. (formerly i-FRONTIER, Corp.)     Pennsylvania

Avenue A/Razorfish Search, LLC (formerly eonMedia, LLC)                Colorado

Atlas OnePoint, LLC (formerly Go Toast, LLC)                           Colorado

Atlas Australia Ltd.                                                   Australia

Avenue A/Razorfish, Inc. (formerly SBI Group, Inc.)                    Utah
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